UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2018

Mercantil Bank Holding Corporation

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida

(Address of principal executive offices)

(305) 460-4038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events

On October 24, 2018, Mercantil Bank Holding Corporation (the “Company”) issued a press release announcing a new brand identity for its businesses: Amerant. The Amerant brand will be used throughout the Company and will be implemented over the coming months in communications, products, signs and services. The Company’s principal subsidiaries have adopted the new brand and logo. Until the Company seeks and obtains stockholder approval for a name change, the Company will use the Amerant brand as its business name.

A copy of the press release is furnished here as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information, including the exhibits attached hereto, in this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Securities Act of 1933, or into any other filing or document made by the Company pursuant to the Securities Exchange Act of 1934, except as otherwise expressly stated in any such filing.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit

99.1	Press Release of Mercantil Bank Holding Corporation issued October 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date October 24, 2018	Mercantil Bank Holding Corporation

	By:	/s/ Ivan Trujillo
Name: Ivan Trujillo
Title: Senior Vice President and Corporate Secretary